UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2022

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2022, Customers Bancorp, Inc. (the “Company”) entered into Supplemental Executive Retirement Plans (the “Plan”) for the benefit of Lyle Cunningham (the “Executive”). The purpose of the Plan is to provide supplemental nonqualified pension benefits to the Executive and incentivize the Executive to continue to make substantial contributions to the success of the Company.

The Plan is intended to be and shall be administered as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Sections 201(2), 301(a)(3), and 401(a)(1). The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, the intent of the parties hereto is that the Plan shall be operated and interpreted consistent with the requirements thereof.

The Plan provides for, among other features, a monthly benefit payment to the Executive upon the Executive’s Separation from Service after reaching Normal Retirement Age for any reason other than death or Disability and continuing for the Executive’s lifetime; an Early Termination Benefit equal to the vested benefit payment in the event the Executive incurs a Separation from Service prior to Normal Retirement Age for any reason other than death or Change in Control payable monthly and continuing for the Executive’s lifetime; a Change in Control Benefit payable monthly and continuing for the Executive’s lifetime if the Executive is actively employed at the time of a Change in Control and incurs a Separation from Service, except for Cause, within twelve (12) months following the Change in Control; and certain disability and death benefits. The Plan also includes certain Clawback, Noncompete, Non-Disclosure and Non-Solicitation provisions and provide for forfeiture of benefits in the event the Executive is terminated for Cause.

The amounts payable under the Plan have not been determined. Such amounts will generally be based on the account value of annuities to be purchased by the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

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Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 10.1	Supplemental Executive Retirement Plan of Lyle Cunningham

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President - Chief Financial Officer

Date: May 6, 2022

EXHIBIT INDEX

Exhibit	Description
Exhibit 10.1	Supplemental Executive Retirement Plan of Lyle Cunningham